Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated May 14, 2020, relating to the consolidated financial statements of Verb Technology Company, Inc. as of December 31, 2019 and 2018 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ WEINBERG & COMPANY, P.A.

Weinberg & Company, P.A.

Los Angeles, California

July 22, 2020